Exhibit 10.20

JAMES STAFFORD

James Stafford, Inc.
Chartered Accountants
Suite 350 – 1111 Melville Street
Vancouver, British Columbia
Canada V6E 3V6
Telephone +1 604 669 0711
Facsimile +1 604 669 0754
www.jamesstafford.ca

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation of our report dated 12 August 2011, except for Note 12, as to which the date is 15 September 2011, with respect to the consolidated balance sheets of Dynamic Gold Corp. as at 30 June 2011 and 2010 and the related consolidated statements of operations and deficit, cash flows and changes in stockholders’ deficiency for each of the years in the three-year period ended 30 June 2011 on Form 10-K dated 23 September 2011.

/s/ James Stafford
Chartered Accountants

Vancouver, Canada
23 September 2011